Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 17, 2011 relating to the financial statements which appear in the June 30, 2011 Annual Reports to Shareholders of Perkins Large Cap Value Fund, Perkins Mid Cap Value Fund, Perkins Select Value Fund, Perkins Small Cap Value Fund, Perkins Value Plus Income Fund, Janus Flexible Bond Fund, Janus Global Bond Fund, Janus High-Yield Fund, and Janus Short-Term Bond Fund (nine of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement.
We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 17, 2011 relating to the financial statements which appear in the September 30, 2011 Annual Reports to Shareholders of Janus Emerging Markets Fund, Janus Global Research Fund, Janus Global Select Fund, Janus International Equity Fund, Janus Overseas Fund, Janus Worldwide Fund, Janus Balanced Fund, Janus Contrarian Fund, Janus Enterprise Fund, Janus Forty Fund, Janus Fund, Janus Growth and Income Fund, Janus Research Fund, Janus Triton Fund, Janus Venture Fund, and Perkins Global Value Fund (sixteen of the funds constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement.
We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
May 29, 2012